Exhibit - 10 (ii)
              Reimbursement Agreements


The Fund reimburses officers and directors not affiliated with the Investment Adviser to compensate for travel expenses associated with performance of their duties.

The Fund does not now, and has no plans to compensate officers and directors who are affiliated with the Investment Advisor, except indirectly through payment of the management fee.